SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                March 28, 2003
               Date of Report (Date of earliest event reported)


                             CONGOLEUM CORPORATION
            (Exact name of registrant as specified in its charter)


                        Commission File Number: 1-13612


       Delaware                                         02-0398678
State or other jurisdiction of                         (IRS Employer
   incorporation)                                      Identification No.)


                            3500 Quakerbridge Road
                                 P.O. Box 3127
                      Mercerville, New Jersey 08619-0127
                    (Address of principal executive office)
      Registrant's telephone number, including area code: (609) 584-3000


                                Not Applicable
         (Former name or former address, if changed since last report)



Item 5:  Other Events

On March 28, 2003, Congoleum Corporation (the "Company") and the trustee for the Company's 8 5/8% Senior Notes Due 2008 entered into a First Supplemental Indenture (the "First Supplemental Indenture") to the Indenture, dated as of August 3, 1998, between the Company and Wachovia Bank, National Association (as successor to First Union National Bank), as trustee (the "Indenture"), adopting certain amendments to the Indenture. A copy of the First Supplemental Indenture is attached as Exhibit 4.1. A copy of the Company's press release dated March 30, 2003 announcing the First Supplemental Indenture is attached as Exhibit 99.1 hereto and incorporated by reference herein.

On March 31, 2003, the Company announced that it had reached an agreement in principle to settle its asbestos claims. A copy of that press release is attached as Exhibit 99.2, and only the first, second and ninth through twelfth paragraphs as well as the Warning Regarding Forward Looking Statements contained therein are incorporated by reference herein.


Item 7:  Financial Statements, Pro Forma Financial Information And Exhibits

(c) Exhibits.

         4.1 First Supplemental Indenture, dated as of March 28, 2003, between Congoleum Corporation and Wachovia Bank, National Association, as trustee
        99.1         Press Release dated March 30, 2003
        99.2         Press Release dated March 31, 2003


Item 12:  Results of Operations and Financial Condition.

On March 31, 2003, the Company issued a press release announcing its earnings for the year ended December 31, 2003. The third through eighth paragraphs as well as the Warning Regarding Forward Looking Statements contained in the copy of that press release attached as Exhibit 99.2 contain the information furnished under this Item 12.


                                  SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   CONGOLEUM CORPORATION


Date:  April 1, 2003                               By /s/ Howard N. Feist III
                                                      ------------------------
                                                      Howard N. Feist III
                                                      Chief Financial Officer




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                                 Exhibit Index

Exhibit              Description
Number

 4.1 First Supplemental Indenture, dated as of March 28, 2003, between Congoleum Corporation and Wachovia Bank, National Association, as trustee
99.1                Press Release dated March 30, 2003
99.2                Press Release dated March 31, 2003